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                                                                     Exhibit 4.6


                  IF THE EXCHANGE CAPITAL SECURITIES CERTIFICATE IS TO BE A GLOBAL SECURITIES CERTIFICATE, INSERT--[This Exchange Capital Securities Certificate is a Global Capital Securities Certificate within the meaning of the Amended and Restated Declaration of Trust (the "Declaration of Trust") and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Exchange Capital Securities Certificate is exchangeable for Exchange Capital Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration of Trust, and no transfer of this Exchange Capital Securities Certificate (other than a transfer of this Exchange Capital Securities Certificate as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Declaration of Trust.

                  Unless this Exchange Capital Securities Certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to North Fork Capital Trust I or its agent for registration of transfer, exchange or payment, and any Exchange Capital Securities Certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

The Exchange Capital Securities are issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000. Any transfer, sale or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the Holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.
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                  NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS EXCHANGE CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS COVERED BY THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS EXCHANGE CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.


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                                                           LIQUIDATION AMOUNT OF
CERTIFICATE NUMBER                                   EXCHANGE CAPITAL SECURITIES


                               CUSIP NO. [     ]
               CERTIFICATE EVIDENCING EXCHANGE CAPITAL SECURITIES
                                       OF
                           NORTH FORK CAPITAL TRUST I
             8.70% EXCHANGE CAPITAL TRUST PASS-THROUGH SECURITIES(SMOG)
                                    (TRUPS)(SM)
            (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)


                  North Fork Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that
Cede & Co. (the "Holder") is the registered owner of _________ (      ) Exchange
Capital Securities of the Trust representing an undivided beneficial interest in the assets of Trust and has designated North Fork Capital Trust I 8.70% Exchange Capital Trust Pass-through Securities(SM) (Liquidation Amount $1,000 per Exchange Capital Security) (the "Exchange Capital Securities"). The Exchange Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.05 of the Declaration of Trust (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Exchange Capital Securities are set forth in, and this certificate and the Exchange Capital Securities presented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust dated as of December 31, 1996, as the same may be amended from time to time (the "Declaration of Trust") among North Fork Bancorporation, Inc., as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee and the Administrative Trustees named therein, including the designation of the terms of Exchange Capital Securities as set forth therein. The Holder is entitled to the benefits of the Exchange Guarantee entered into by North Fork Bancorporation, Inc., a corporation, and Bankers Trust Company, as Guarantee trustee, dated as of _____ ___, 1997, (the "Guarantee"), to the extent provided


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therein. The Trust will furnish a copy of the Declaration of Trust and the
Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Terms used but not defined herein have the meanings set forth in the Declaration of Trust.

                  Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to benefits thereunder.



                  IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this Certificate this __ day of ________, ___.

                                        NORTH FORK CAPITAL TRUST I

                                        by

                                           Name:
                                           Title: Administrative
                                                  Trustee


                                        COUNTERSIGNED AND REGISTERED:

                                        BANKERS TRUST COMPANY, as
                                        Property Trustee

                                        by

                                           Authorized Signatory


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                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers this Exchange Capital Security to:


            (Insert assignee's social security or tax identification
                                     number)


                    (Insert address and zip code of assignee)


and irrevocably appoints

agent to transfer this Exchange Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:  __________


Signature
         (Sign exactly as your name appears on the other side of this Exchange Capital Security Certificate)


              The signature(s) should be guaranteed by an eligible
               guarantor institution (banks, stockbrokers, savings
                  and loan associations and credit unions with
                  membership in an approved signature guarantee
                medallion program), pursuant to SEC Rule 17Ad-15.


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